Exhibit 99.3

PARTICIPANTS IN XELR8 HOLDINGS’ NATIONAL DIRECT
SELLING NETWORK RISES TO OVER 6,100 IN JUNE

Company to Report Second Quarter 2007 Results on Tuesday, July 31, 2007;
Management to Host Teleconference and Webcast the Same Afternoon

DENVER, Colo. — (PR NEWSWIRE) — July 13, 2007 — XELR8 Holdings, Inc. (AMEX:BZI), a provider of functional foods, beverages and nutritional supplements, today announced that as of June 30, 2007, program participants in the Company’s national direct selling network rose to 6,108, up from 5,474 at the end of May.  Further, the Company reported that during the second quarter period, 2,079 people enrolled in the XELR8 network, representing a 64% increased over the 1,268 that enrolled during the first three months of this year.

The Company also announced that it will report its results for the second quarter, for the three and six months ended June 30, 2007, on Tuesday, July 31, 2007.  XELR8 will also host a teleconference the same afternoon beginning at 4:15 PM Eastern Time, and invites all interested parties to join management in a discussion regarding the Company’s financial results, corporate progression and other meaningful developments.  The conference call can be accessed via telephone by dialing toll free 1-800-240-6709, or via the Internet at www.xelr8.com.   For those unable to participate at that time, a replay of the webcast will be available for 90 days on www.xelr8.com.

“We are very enthused by the robust increase in program participants that we saw through the second quarter and expect that it will translate into strong overall sales growth for XELR8 when we announce our financial results for the corresponding reporting period later this month,” stated John Pougnet, CEO and CFO of XELR8.

About XELR8 Holdings, Inc.

XELR8 Holdings, Inc. is a provider of nutritional foods and beverages designed to help enhance physical health and overall performance.  XELR8 has developed a comprehensive line of nutritional supplements and functional foods designed in systems that are easy to take, simple to understand, and conveniently fit within a lifestyle. These include the Company’s Eat/Drink/Snack System; Peak Performance System; and its newest market entry, Bazi™, a powerful, concentrated, antioxidant (Vitamins A, C & E) nutritional drink packed with eight different superfruits and berries, including the Chinese jujube plus 12 vitamins and 68 minerals, providing all the daily vitamin and minerals you need in a single, convenient, one-ounce shot.

XELR8’s commitment to quality, science and research has earned the Company a loyal following of over 350 world-class athletes and an elite list of endorsers, such as five-time Cy Young Award Winner Randy Johnson; Super Bowl Champions Mike Alstott, Lawyer Milloy and Head Coach Mike Shanahan; professional football superstar Cadillac Williams; Olympians Briana Scurry and Caroline Lalive; Stanley Cup Winner Blake Sloan; and PGA Tour Professional Tom Pernice, Jr.  XELR8 products are only available through independent distributors located throughout the nation.  For more information about XELR8, please visit www.xelr8.com or www.drinkbazi.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including prospects for XELR8’s distribution network. Actual results may differ from those discussed in such forward-looking statements. These forward-looking statements include risks and uncertainties that include the Company’s ability to attract and retain distributors; changes in demand for the Company’s products; changes in the level of operating expenses; changes in general economic conditions that impact consumer behavior and spending; product supply; the availability, amount, and cost of capital for the Company; and the Company’s use of such capital. More information about factors that potentially could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2006 and all subsequent filings. Certain statements in this release regarding the Company’s agreements are in accordance with the guidelines established by the Federal Trade Commission for endorsements in advertising.

Company Contacts:	XELR8 Holdings, Inc.	Elite Financial Communications Group, LLC
	John Pougnet, CEO/CFO	Dodi Handy, President and CEO, or
	(303) 316-8577	Daniel Conway, Chief Strategy Officer
	CEO@xelr8.com	(407) 585-1080
bzi@efcg.net